Exhibit 99.1

The New York Times Company Acquires Serial Productions and Forms a Strategic

Alliance with “This American Life”

The Top Audio Newsrooms and Most Creative Minds in the Industry Come Together to Bring Listeners

More Groundbreaking Audio Journalism

The New York Times Company (NYSE: NYT) announced today that it would acquire Serial Productions, the company that produces the groundbreaking “Serial” podcast. In addition to the acquisition, The Times also announced that it had entered into an ongoing creative and strategic alliance with “This American Life” that will enable it to continue to collaborate on long-form audio stories with Serial Productions and to collaborate on marketing and advertising sales with The Times. The terms of the transaction were not disclosed.

Serial Productions is a team of audio’s best and most successful long-form journalists and narrative storytellers led by Julie Snyder, Sarah Koenig and Neil Drumming. Each episode of “Serial’s” first season was downloaded 20 million times on average and is credited with igniting the current podcast boom. “This American Life” is the iconic, long-running, weekly public radio program, founded by host and executive producer Ira Glass.

As a Times company, Serial Productions will commission and edit its own stories and they will now be amplified by The Times. The acquisition will allow the Serial team to tell more stories and produce more series than they had previously.

With “The Daily,” “Serial,” and the strategic alliance with “This American Life,” The Times has now brought together three of the most important audio brands in the world. Along with other chart-topping shows and series, including “1619,” “Rabbit Hole” and “Caliphate,” as well as the recent acquisition of Audm, The Times will continue to build new listening habits across a range of formats. Creating a strong audio report aligns with the company’s broader goal to help audiences understand the world around them through journalistic storytelling.

Meredith Kopit Levien, chief operating officer of The New York Times Company said, “We’ve seen the power that audio can have in building deeper connections with our audience and we’re committed to bringing listeners the best audio journalism in the world. What better way to show that commitment than by acquiring ‘Serial,’ the most celebrated and innovative podcast series ever produced and by partnering with ‘This American Life,’ a program that quite simply transformed the genre. We launched ‘The Daily’ in 2017 and it has quickly become the most listened to news podcast in the country. Our goal is to continue to evolve our audio offerings and to chart a sustainable course for high-quality, immersive audio journalism.”

Sam Dolnick, an assistant managing editor who oversees Times audio said, “We have been enormous admirers of ‘This American Life’ and ‘Serial’ for years and their work has inspired and informed our own. We feel confident the ‘Serial’ and ‘This American Life’ teams share our desire to continue to find groundbreaking ways to tell stories, grow listenership and help more and more people better understand the world. They are as mission-driven as we are and we’re so excited to welcome them to The Times family.”

Julie Snyder, the executive editor of Serial Productions said, “We’re incredibly proud of ‘Serial’ and wanted to find a home where we felt shared values, one where we would be supported and resourced to tell more stories, of the highest quality. We’re thrilled to be joining The Times, where they have demonstrated a commitment to pursuing the possibilities of audio and long-form narrative journalism.”

Ira Glass said, “For years now, when people ask me to recommend a podcast, the first one I mention is ‘The Daily.’ Effusively. Gushingly. It’s so impressive, how The Times jumped into audio journalism, and made a show that uses the medium so well. I also love how ‘The Daily’ and the other Times podcasts are narrative journalism, like our show. They tell stories, with characters and feeling, and, of course, because they’re The Times, a lucid analysis of the world around us. I can’t imagine a better partner for the journalism we and ‘Serial’ do than The Times, and look forward to continuing to invent this still-young world of podcasting with them at our side.”

As Serial Productions joins The Times, the team plans to produce a number of shows and series under The Times and Serial Productions banner. The first, “Nice White Parents,” will bring listeners along with award-winning reporter Chana Joffe-Walt as she examines the role white families play in shaping public education. You can listen to the trailer tomorrow, with the first two episodes available on Thursday, July 30 on NYTimes.com or wherever you get your podcasts.

“This American Life” remains an independent company and will continue its weekly broadcasts on public radio and its podcast.

For more about The Times’s acquisition, our expanding audio portfolio and the future of our audio journalism, read a note on NYTCo.com/press from Dean Baquet, The Times’s executive editor, Meredith Kopit Levien, Sam Dolnick and Stephanie Preiss, The Times’s vice president for audio and TV.

LionTree Advisors LLC is acting as financial advisor, Lauren Zalaznick as strategic advisor and Lowenstein Sandler is acting as legal advisor to Serial and This American Life. Morgan, Lewis & Bockius LLP and Davis Wright Tremaine LLP are acting as legal advisors to The Times.

About The New York Times Company

The New York Times Company (NYSE: NYT) is a global media organization dedicated to enhancing society by creating, collecting and distributing high-quality news and information. The Company includes The New York Times, NYTimes.com and related properties. It is known globally for excellence in its journalism, and innovation in its print and digital storytelling and its business model. Follow news about the company at @NYTimesPR.

About Serial Productions

With the release of the first season of “Serial” in 2014, Serial Productions made “podcast” a household word and served as the launch pad for today’s podcasting industry. Formed by producers of “This American Life,” Serial Productions has produced the most listened-to podcasts in the world, with more than 625 million downloads across three seasons of the Serial podcast and its other hit podcast, “S-Town.” Known for both its critical and commercial success, Serial Productions specializes in highly-produced and narratively gripping storytelling. Serial shows have won nearly every major award for broadcasting, including the duPont-Columbia, Scripps Howard, Edward R. Murrow, and the first-ever Peabody awarded to a podcast.

About “This American Life”

Founded in 1995 by host and executive producer Ira Glass, “This American Life” originated and popularized a style of narrative journalism that relies on compelling characters and emotional story arcs, with humor and surprising ideas — all in a conversational tone. “This American Life” invented a style of storytelling that’s widely credited with establishing the sound of modern podcasting. It’s also the most popular weekly podcast in the world, with more than 2.8 million downloads per episode as well as 2.2 million weekly listeners across 500 public radio stations. “This American Life” won the first Pulitzer Prize for audio reporting in May 2020.

About “The Daily”

Since its launch in February 2017, “The Daily” has redefined what the news sounds like. On any given weekday, the show is now downloaded more than three million times, making it the most popular news podcast in the country. Hosted by Michael Barbaro and powered by The New York Times’s newsroom, “The Daily” brings listeners the biggest stories of our time, told by the best journalists in the world. “The Daily” was nominated for a Peabody Award in 2019 and won a duPont-Columbia University Award for audio excellence in 2017. “The Daily” is carried by more than 200 public radio stations nationwide.

Some of the statements included in this press release, including those with respect to the integration of this business and strategic goals, are forward-looking statements that involve risks and uncertainties, and actual results could differ materially from those predicted by such forward-looking statements. These risks and uncertainties include risks detailed from time to time in The New York Times Company’s publicly filed documents, including its Annual Report on Form 10-K for the fiscal year ended December

29, 2019 and Quarterly Report on Form 10-Q for the fiscal quarter ended March 29, 2020. The New York Times Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

This press release can be downloaded from www.nytco.com

Investors: Harlan Toplitzky, 212-556-7775, harlan.toplitzky@nytimes.com

Media: Jordan Cohen, 212-556-7429, jordan.cohen@nytimes.com

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